Exhibit 23.1

DONAHUE ASSOCIATES, L.L.C.
27 BEACH ROAD, SUITE CO5-A
MONMOUTH BEACH, NJ. 07750
Phone: (732) 229-7723

Consent of Certified Public Accountants

As the independent certified public accountants for DRS Inc., we hereby consent to the incorporation by reference in this Registration Statement on Form S-l of our Audit Report dated September 20, 2009 of DRS Inc. Form 10-K/A for the fiscal years ended June 30, 2009 and June 30, 2008 and for the nine months ended March 31, 2010, and to all references to our firm included in this Registration Statement.

Sincerely,

/s/ Donahue Associates, LLC
Donahue Associates, LLC

Monmouth Beach, NJ
July 2, 2010